[FORM OF]

RESTRICTED STOCK AGREEMENT
(2005 Plan; Director Version; Director Year      )
This Restricted Stock Agreement (this “Agreement”), dated as of       (the “Grant Date”), between GrafTech International Ltd. (the “Corporation”) and      , a non-employee director (the “Participant”), pursuant to the GrafTech International Ltd. 2005 Equity Incentive Plan (the “Plan”).
BACKGROUND
The Plan allows the Corporation to provide incentives to non-employee directors of the Corporation by granting them shares of Common Stock. The Board or the Compensation Committee has determined that it would be in the best interest of the Corporation and its stockholders to grant the Restricted Shares to the Participant under the Plan.
In consideration of the covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
Article I
DEFINITIONS
Whenever capitalized terms are used in this Agreement, they shall have the meanings set forth in this Agreement or, if not defined in this Agreement, as set forth in the Plan. A copy of the Plan has been made available to the Participant and the terms of the Plan are incorporated herein by reference.
ARTICLE II
GRANT OF RESTRICTED SHARES
2.1    Grant of Restricted Shares. The Participant is hereby granted that number of shares of Common Stock with an aggregate Fair Market Value equal to $90,000 on the Grant Date, rounded to the nearest whole number of shares, subject to the restrictions and conditions set forth in this Agreement. References in this Agreement to “Restricted Shares” mean the shares of Common Stock granted hereby and any cash, securities, rights or property distributed in respect thereof or issued in exchange therefor (which shall be subject to the same restrictions and provisions as such shares).
2.2    Value of Restricted Shares. The Fair Market Value of the Restricted Shares at the close of trading on the Grant Date.
ARTICLE III
VESTING OF RESTRICTED SHARES
3.1    Vesting of Restricted Shares. The Participant’s interest in the Restricted Shares shall become transferable and nonforfeitable (“vested”) in 4 equal installments on each of June 15, September 15, December 15, and March 15, of the within Director Year so long as the Participant is then serving as a non-employee director of the Corporation on such date.

Director Restricted Stock Agreement
(2005 Plan Version)

3.2    Death. Notwithstanding any other provision of this Agreement, if the Participant dies while serving as a non-employee director of the Corporation and prior to the forfeiture of the Restricted Shares under Paragraph 3.4, the Restricted Shares that are not then vested shall become vested as of the date of the Participant’s death.
3.3    Acceleration. The Committee or the Board may, in its sole discretion, accelerate the vesting of any or all Restricted Shares at any time and for any reason.
3.4    Forfeiture of Restricted Shares. All Restricted Shares that are not then vested shall be forfeited at such time as the Participant ceases to serve as a non-employee director of the Corporation for any reason other than death or upon a Change in Control.
3.5    Change in Control. Notwithstanding any other provision of this Agreement, all Restricted Shares not previously forfeited shall become vested on a Change in Control.
ARTICLE IV
PROCEDURES AFFECTING RESTRICTED SHARES
4.1    Delivery of Restricted Shares.
(i)    The Restricted Shares will be delivered to the Participant in book entry or other electronic form by causing the Restricted Shares to be credited to an account for the Participant maintained by the Corporation’s transfer agent or as may otherwise be designated from time to time by the Corporation to assist in the administration of the Plan (the “Participant’s Account”).
(ii)    Restricted Shares will be credited to Participant’s Account on or before the date on which they are scheduled to vest; provided, however, that, if any Restricted Shares vest before such date, such Restricted Shares shall be credited reasonably promptly (as determined by the Corporation) thereafter.
(iii)    Upon vesting, the vested Restricted Shares shall be delivered to the Participant, at the Corporation’s option, in book entry form, by direct registration with the Corporation’s transfer agent, or by a stock certificate. Such Restricted Stock shall be subject to such stop transfer instructions as provided in connection with the Company’s insider trading and other compliance policies and procedures. Upon forfeiture of any Restricted Shares, such transfer agent or other relevant Person will be instructed to debit such Restricted Shares from the Participant’s Account and return them to the Corporation.
(iv)    Each book entry relating to Restricted Shares may include such restrictive instructions in such forms as the Corporation may deem convenient, expedient, necessary or appropriate relating to the restrictions under this Agreement, applicable securities, tax or other laws or applicable rules of any securities exchange or market.
(v)    With respect to Restricted Shares payable to a Participant who dies prior to delivery of such Restricted Shares, such Restricted Shares shall be delivered to the Participant’s beneficiary. For these purposes, a Participant’s beneficiary shall be his or her estate, provided, that, if a different beneficiary is designated in the Beneficiary Designation Form attached hereto and the

Director Restricted Stock Agreement
(2005 Plan Version)

designated beneficiary has not predeceased the Participant, the beneficiary designated on the Beneficiary Designation Form shall govern.
4.2    Transfer of Restricted Shares.
(i)    Unvested Restricted Shares cannot be Transferred to any Person or for any purpose without the prior written consent of the Corporation. Any attempt to effect a Transfer of unvested Restricted Shares without such consent shall be null and void.
(ii)    To the extent necessary (as determined by the Corporation) to permit resale by the Participant of vested Restricted Shares, the Corporation will use reasonable efforts to register the resale of such Restricted Shares under the Securities Act, so long as the Corporation is permitted to do so on Form S-3 or S-8 or a similar abbreviated form and subject to the terms and conditions set forth in the Plan and such other reasonable or customary terms and conditions as be may be imposed by the Corporation (including those relating to indemnification by the Participant for errors or omissions from information provided by the Participant).
ARTICLE V
FORFEITURE
Notwithstanding anything contained herein to the contrary, if the Participant engages in Detrimental Conduct, then the Committee or the Board shall have the right, in its sole and good faith judgment, to suspend (temporarily or permanently) the vesting, exercisability or both of any or all of the Restricted Shares, extend the date (or increase the threshold) for such vesting, cancel any or all of the Restricted Shares, suspend (temporarily or permanently) the transferability of any or all Restricted Shares, require the forfeiture of any or all Restricted Shares then held by the Participant or his affiliates or related parties, or take any other actions in respect of any or all of the Restricted Shares or this Agreement. “Detrimental Conduct” means activities which have been, are or would reasonably be expected to be detrimental to interests of the Company, as determined in the sole and good faith judgment of the Board. Such activities include unlawful conduct under securities, antitrust, tax or other laws, improper disclosure or use of confidential or proprietary information or trade secrets, competition with or improper taking of a corporate opportunity of any business of the Company, failure to cooperate in any investigation or legal proceeding, or misappropriation of property.

ARTICLE VI
MISCELLANEOUS
6.1    Notices. All notices to a party must be given in writing and shall be deemed to have been duly given when delivered by hand or three days after deposited in the mail, postage prepaid or, in the case of telecopy or email notice, when received, addressed as follows or to such other address as to which the intended receiving party shall have duly given notice to the notifying party hereunder:
(i)    If to the Corporation, to the following address:
GrafTech International Ltd.

Director Restricted Stock Agreement
(2005 Plan Version)

12900 Snow Road
Parma, Ohio 44130
Attn: General Counsel
Telecopy: (216) 676-2426
Email: john.moran@graftech.com

with a copy to:

GrafTech International Holdings Inc.
12900 Snow Road
Parma, Ohio 44130
Attn: Human Resources
Telecopy: (216) 676-2143
Email: brian.blowes@graftech.com
(ii)    If to the Participant, to his or her most recent primary residential address or business telecopy or email address as shown on the records of the Company.
6.2    Amendments and Conflicting Agreements. This Agreement may be amended by a written instrument executed by the parties which specifically states that it is amending this Agreement or by a written instrument executed by the Corporation which so states if such amendment is not adverse to the Participant or relates to administrative matters. If there is a conflict or inconsistency between this Agreement and the Plan, the Plan shall govern.
6.3    Governing Law and Interpretation. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein without regard to the conflicts of law principles thereof. Whenever the word “including” is used herein, it shall be deemed to be followed by the phrase “without limitation”. Unless otherwise specified herein, all determinations, consents, elections and other decisions by the Corporation, the Board or the Compensation Committee may be made, withheld or delayed in its sole and absolute discretion.
6.4    Internal Revenue Code Section 409A. The parties recognize that certain provisions of this Agreement may be affected by Section 409A of the Code and agree to negotiate in good faith to amend this Agreement with respect to any changes necessary or advisable to comply with Section 409A. To the extent that the Participant incurs any taxes imposed to the extent caused by the Corporation’s failure to comply with the provisions of Section 409A of the Code, the Corporation shall indemnify the Participant therefor.
6.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
6.6    Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument and which will be deemed effective whether received in original form or by telecopy or other electronic means.

Director Restricted Stock Agreement
(2005 Plan Version)

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties.
PARTICIPANT                GRAFTECH INTERNATIONAL LTD.

By:

[FORM OF]

GRAFTECH INTERNATIONAL LTD.
Directors Restricted Stock Beneficiary Designation Form
Director Year

In the event I should die prior to the delivery of all of the vested Restricted Shares granted to me on or about      , I hereby designate the following beneficiary or beneficiaries to receive such Restricted Shares. If I have designated more than one beneficiary, I understand that the Restricted Shares will be divided equally (except that no fractional shares will be issued). I further understand that I am not required to designate any beneficiary. If I do not designate a beneficiary, I understand that any undelivered vested Restricted Shares will be delivered to my estate.
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